SCHEDULE 14A

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                               DIME BANCORP, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                   DIME BOARD OF DIRECTORS UNANIMOUSLY REJECTS
                   -------------------------------------------
                       NORTH FORK'S HOSTILE BUST-UP OFFER
                       ----------------------------------

      OFFER IS DISRUPTIVE, INADEQUATE AND NOT IN THE BEST INTERESTS OF DIME
      ---------------------------------------------------------------------
                                 SHAREHOLDERS;
                                 -------------
           DIME URGES ITS SHAREHOLDERS TO VOTE IN FAVOR OF THE PENDING
           -----------------------------------------------------------
                            DIME/HUDSON UNITED MERGER
                            -------------------------

         NEW YORK - March 7, 2000 - Dime Bancorp, Inc. (NYSE: DME) announced today that its board of directors has unanimously rejected, both strategically and financially, the exchange offer announced by North Fork Bancorporation, Inc. (NYSE: NFB) on March 5, 2000. The board recommends that Dime shareholders not tender their shares to North Fork.

         The board also urges Dime shareholders to vote for the proposed Dime/Hudson United merger. The board remains committed to completion of the merger with Hudson as soon as possible.

         "North Fork's 1980s style hostile bust-up attempt is inadequate, clearly not in the best interests of Dime's shareholders and raises numerous serious concerns," said Lawrence J. Toal, Chairman and Chief Executive Officer of Dime. "We know North Fork's operations well and have previously concluded that a combination with North Fork would not be in the best interests of our shareholders. Rather, a merger with North Fork, which is today a thrift in a bank's clothing, would reverse the progress made by Dime to transform itself into a commercial bank. A combined Dime-North Fork would represent a step backward to a thrift-like business model."

         "Moreover the offer, which is significantly earnings dilutive to Dime's shareholders, is clearly inadequate. This strongly suggests that the real purpose lurking behind North Fork and FleetBoston's efforts is not to acquire the Dime, but to disrupt Dime's proposed merger with Hudson United and thereby prevent Dime from becoming a stronger competitor. In view of our board's unanimous rejection, we call upon North Fork to terminate its offer and we also urge FleetBoston to terminate its participation."

                                    --more--

Page 2
March 7, 2000


         Mr. Toal noted that the Dime board was also deeply concerned about North Fork's ability to integrate the Dime, which is a larger organization with a different business model, systems and culture. This concern is particularly grave in view of North Fork's need to digest two recent substantial, high-premium acquisitions that are based on questionable assumptions, and its own admission that it is growing at "warp speed in Manhattan." The market is littered with the results of other financial institutions that have attempted to use the integration model employed by North Fork -- tremendous cost reductions without due regard to customer service. Finally, the board expressed serious concerns about North Fork's need to sustain its earnings growth by doing more and larger acquisitions to compensate for a string of high-premium deals it had recently concluded.

         "The Dime's business model is based on high performance banking and superior service to our customers and to the communities we serve. Our fine record in supporting our communities, particularly in the area of housing, and in providing opportunities within those communities has been a hallmark of the Dime," said Mr. Toal. "These communities and our customer base will be profoundly impacted by North Fork's well-established pattern of merger integration, involving slash and burn tactics and tremendous amounts of cost-cutting, massive employee layoffs and numerous branch closings. We expect North Fork's ax would fall particularly hard on Long Island. North Fork would gut our branch system and destroy our valued business model.

         "By contrast, the proposed Dime/Hudson United merger is well advanced in its integration planning and, as a friendly transaction, carries a low level of integration risk," Mr. Toal said. "We urge Dime shareholders to vote for the Dime/Hudson United merger, which creates an attractive banking franchise and represents a compelling opportunity to build shareholder value."

         The Dime Savings Bank of New York, FSB (www.dime.com), is a regional bank currently serving consumers and businesses through 127 branches located throughout the greater New York City metropolitan area. Directly and through its mortgage-banking subsidiary, North American Mortgage Company (www.namc.com), Dime also provides consumer loans, insurance products and mortgage banking services throughout the United States.

                                    --more--

Page 3
March 7, 2000


         Investors and security holders are advised to read Dime's proxy statement with respect to the proposed Dime and Hudson merger, and any amendments or supplements thereto when they become available, and any solicitation recommendation statement regarding North Fork's proposal when it becomes available, because each of these documents, filed with the Securities and Exchange Commission, contains, or will contain, important information. Investors and security holders may obtain a free copy of these documents currently available and such others when available and other documents filed by Dime with the SEC at the SEC's Internet web site at www.sec.gov. These documents may also be obtained for free from Dime by directing such requests to: Dime Bancorp, Inc., Investor Relations Dept., 589 Fifth Avenue, New York, New York, telephone: (212) 326-6170.

                                      # # #

Contacts:

Franklin Wright                             Mike Pascale/Rhonda Barnat
Dime                                        Abernathy MacGregor Group
212-326-6170                                212-371-5999